SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2003

THE ARISTOTLE CORPORATION

(Exact name of registrant as specified in its charter)

              DELAWARE                                                                0-14669                                                                  06-116854

           (State or other                                                   (Commission File Number)                                              (IRS Employer

jurisdiction of incorporation)                                                                                                                                Identification No.)

96 Cummings Point Road, Stamford, CT                                                                                 06902

                                 (Address of principal executive offices)                                                                               (Zip Code)

Registrant's telephone number, including area code: (203) 358-8000

(Former name or former address, if changed since last report)

Page 1 of 2 Pages

Page 2 of 2 Pages

Item 5. Other Events

On August 28, 2003, the Company announced that it had declared cash dividends of $0.33 and $0.36 per share, respectively, on its outstanding shares of Series I Preferred Stock and Series J Preferred Stock. The dividends are payable on September 30, 2003, to holders of record on September 15, 2003.

The press release regarding the foregoing is incorporated into this Item 5 by reference to the press release attached hereto as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARISTOTLE CORPORATION

(Registrant)

Date: August 29, 2003                                                     By: /s/ H. William Smith

                                                                                      Name: H. William Smith

                                                                                         Title: Vice President, General Counsel

                                                                                                   and Secretary

EXHIBITS

Exhibit 99 Press Release dated August 28, 2003.

Exhibit 99

For Immediate Release News Release

Contacts:

Bill Smith or Dean Johnson

The Aristotle Corporation

Phone: (203) 358-8000 or (920) 563-2446

Fax: (203) 358-0179 or (920) 563-0234

wsmith@ihc-geneve.com

int@enasco.com

The Aristotle Corporation Declares Semi-Annual Preferred Dividends

Stamford, CT, August 28, 2003 - The Aristotle Corporation (NASDAQ: ARTL; ARTLP) announced today that it has declared semi-annual cash dividends of $.33 and $.36 per share, respectively, on its outstanding shares of Series I Preferred Stock and Series J Preferred Stock. The dividends are payable on September 30, 2003, to holders of record on September 15, 2003. Dividends are payable on Aristotle's Preferred Stock on March 31 and September 30, if and when declared by Aristotle's Board of Directors.

About Aristotle

The Aristotle Corporation, founded in 1986, and headquartered in Stamford, CT, is a leading manufacturer and global distributor of educational, health and agricultural products. A selection of over 80,000 items is offered, primarily through catalogs carrying the brand of Nasco (founded in 1941), as well as those bearing the brands of Simulaids, Triarco, Summit Learning, Hubbard Scientific, Scott Resources, Spectrum Educational Supplies, Haan Crafts and To-Sew. Products include educational materials and supplies for substantially all K-12 curricula, molded plastics, biological materials and items for the agricultural, senior care and food industries. Nasco, together with Simulaids, also offers simulation kits and manikins used for training in cardiopulmonary resuscitation, and the fire and emergency rescue and patient care fields. Aristotle has approximately 800 employees at its operations in Fort Atkinson, WI, Modesto, CA, Fort Collins, CO, Plymouth, MI, Woodstock, NY, Chippewa Falls, WI, Otterbein, IN and Newmarket, Ontario, Canada.

There are approximately 17 million shares outstanding of Aristotle common stock (NASDAQ: ARTL) and 1 million shares outstanding of 11%, cumulative, convertible, voting, Series I preferred stock (NASDAQ: ARTLP); there are also approximately 11 million privately-held shares outstanding of 12%, cumulative, non-convertible, non-voting shares of Series J preferred stock. Aristotle has about 4,000 shareholders of record.

Further information about Aristotle can be obtained on its website, at www.aristotlecorp.net .

Safe Harbor under Private Securities Litigation Reform Act of 1995

To the extent that any of the statements contained in this release are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks. Aristotle cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: (i) the ability of Aristotle to obtain financing and additional capital to fund its business strategy on acceptable terms, if at all; (ii) the ability of Aristotle on a timely basis to find, prudently negotiate and consummate additional acquisitions; (iii) the ability of Aristotle to manage any to-be acquired companies; (iv) the ability of Aristotle to retain and utilize its Federal net operating tax loss carryforward position; and (v) general economic conditions. As a result, Aristotle's future development efforts involve a high degree of risk. For further information, please see Aristotle's filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K.

___________________________________________________

Reference is also made to the risk factors set forth in Aristotle's final prospectus dated May 15, 2002 which was filed in connection with the merger with Nasco International, Inc.